UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2013

COBRA ELECTRONICS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-511	36-2479991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 West Cortland Street, Chicago, Illinois		60707
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (773) 889-8870

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2013, Cobra Electronics Corporation (the “Company”) entered into an amendment to a letter agreement dated July 28, 2010 between Ms. Sally Washlow and the Company (the “Amendment”), pursuant to which Ms. Washlow was promoted to the position of President of the Company. In addition, the Amendment increased Ms. Washlow’s annual salary to $285,000 per year and increased Ms. Washlow’s annual bonus opportunity starting with the 2013 fiscal year to 40% of her annual salary. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Ms. Washlow, age 41, has served in positions of increasing responsibility since joining the Company in January 2002. From April 2004 to May 2006, Ms. Washlow served as Senior Director, Consumer Product Management, and was promoted to Vice President, Marketing—Consumer Products, in May 2006. From September 2007 through July 2010, Ms. Washlow has served as Vice President, Product Development & Marketing, and was promoted to Senior Vice President, Marketing and Sales, in August 2010.

Mr. James R. Bazet will continue to serve as Chairman of the Board and Chief Executive Officer of the Company.

A copy of the press release announcing Ms. Washlow’s promotion is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Exhibits.

(d) The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

10.1	Amendment to Letter Agreement dated January 4, 2013 between Cobra Electronics Corporation and Sally Washlow

99.1	Press release dated January 7, 2013 issued by Cobra Electronics Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2013	COBRA ELECTRONICS CORPORATION

	By:	/s/ Robert J. Ben
	Name:	Robert J. Ben
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amendment to Letter Agreement dated January 4, 2013 between Cobra Electronics Corporation and Sally Washlow

99.1	Press release dated January 7, 2013 issued by Cobra Electronics Corporation